Exhibit 4.1





                          FIRST SUPPLEMENTAL INDENTURE



                                 By and Between



                        NELNET STUDENT LOAN TRUST 2004-4



                                       and



                           ZIONS FIRST NATIONAL BANK,
                                   as Trustee



                                   Relating To



                      Amendments to the Indenture of Trust






                            Dated as of July 1, 2007




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                                    ARTICLE I
                     SHORT TITLE, DEFINITIONS AND AUTHORITY

Section 1.01.     Short Title.................................................2
Section 1.02.     Definitions.................................................2
Section 1.03.     Authority...................................................2

                                   ARTICLE II
                      AMENDMENTS TO THE ORIGINAL INDENTURE

Section 2.01.     Amendment to the Definition of "Principal Distribution
                  Amount" in the Original Indenture...........................2
Section 2.02.     Amendment to Section 5.03 of the Original Indenture.........2
Section 2.03.     Effect of this First Supplemental Indenture.................2

                                   ARTICLE III
                                  MISCELLANEOUS

Section 3.01.     First Supplemental Indenture Construed with
                    Original Indenture........................................3
Section 3.02.     Original Indenture as Supplemented to Remain in Effect......3
Section 3.03.     Severability................................................3
Section 3.04.     Confirmation of Actions.....................................3
Section 3.05.     Governing Law...............................................3
Section 3.06.     Execution in Counterparts...................................3

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        THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 1, 2007 (this "First
Supplemental Indenture"), is entered into by and between NELNET STUDENT LOAN TRUST 2004-4 (the "Issuer"), a statutory trust duly organized and existing under the laws of the State of Delaware, and ZIONS FIRST NATIONAL BANK, a national banking association (the "Trustee"), and amends and supplements the Indenture of Trust, dated as of September 1, 2004 (the "Original Indenture"), among the Issuer, the Trustee and Zions First National Bank, as eligible lender trustee. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Original Indenture.

        WHEREAS, the Issuer has issued Notes pursuant to the terms and provisions of the Original Indenture and used the proceeds therefrom to, among other uses, purchase Eligible Loans; and

        WHEREAS, pursuant to the terms of the Original Indenture, the Issuer is required to reduce the Outstanding Amount of the Notes by the Principal Distribution Amount on each Quarterly Distribution Date; and

        WHEREAS, the Principal Distribution Amount is defined in the Original Indenture to be (a) with respect to the initial Quarterly Distribution Date, the amount by which the sum of the Outstanding Amount of the Notes exceeds the Adjusted Pool Balance as of the last day of the initial Collection Period and
(b) with respect to each subsequent Quarterly Distribution Date, the excess of
(i) the Adjusted Pool Balance as of the last day of the Collection Period preceding the related Collection Period, less (ii) the Adjusted Pool Balance as of the last day of the related Collection Period, plus the amount, if any, of the Principal Distribution Amount due on the prior Quarterly Distribution Date that was not paid and, on the October 25, 2005 Quarterly Distribution Date, any amount transferred to the Collection Fund from the Capitalized Interest Fund on that Quarterly Distribution Date; and

        WHEREAS, in connection with the issuance of the Notes, the Issuer deposited $16,508,085 to the Capitalized Interest Fund; and

        WHEREAS, on the October 25, 2005 Quarterly Distribution Date, the Issuer transferred the $16,508,085 on deposit in the Capitalized Interest Fund to the Collection Fund and, pursuant to the definition of "Principal Distribution Amount" and Section 5.03 of the Original Indenture, added the $16,508,085 transferred from the Capitalized Interest Fund to the Collection Fund to the Principal Distribution Amount for such Quarterly Distribution Date; and

        WHEREAS, neither the definition of "Pool Balance" nor the definition of "Adjusted Pool Balance" under the Original Indenture included amounts on deposit in the Capitalized Interest Fund (which exclusion, pursuant to clause (a) of the definition of Principal Distribution Amount, already required the Issuer to reduce the Outstanding Amount of the Notes by the amount originally deposited to the Capitalized Interest Fund); and

        WHEREAS, the duplicative provisions requiring the Issuer to reduce the Outstanding Amount of the Notes by the amount transferred from the Capitalized Interest Fund to the Collection Fund on the October 25, 2005 Quarterly Distribution Date has caused the Adjusted Pool Balance to exceed the Outstanding Amount of the Notes by the $16,508,085 originally deposited to the Capitalized Interest Fund; and

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        WHEREAS, the Issuer desires to amend the terms of the Original Indenture to eliminate the double counting of the amount originally deposited to the Capitalized Interest Fund in the Principal Distribution Amount; and

        WHEREAS, Section 8.01(k) of the Original Indenture permits the Issuer and the Trustee, without the consent of or notice to any of the Registered Owners of any Obligations, to enter into any indenture or indentures supplemental to the Original Indenture to make any change with a Rating Confirmation; and

        WHEREAS, the Trustee has received a Rating Confirmation with respect to this First Supplemental Indenture.

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                                   ARTICLE I

                     SHORT TITLE, DEFINITIONS AND AUTHORITY

        SECTION 1.01. SHORT TITLE. This First Supplemental Indenture shall be known as and may be designated by the short title "First Supplemental Indenture".

        SECTION 1.02. DEFINITIONS. All words and phrases defined in the Original Indenture shall have the same meaning in this First Supplemental Indenture.

        SECTION 1.03. AUTHORITY. This First Supplemental Indenture is executed pursuant to the provisions of the Original Indenture.

                                   ARTICLE II

                      AMENDMENTS TO THE ORIGINAL INDENTURE

        SECTION 2.01. AMENDMENT TO THE DEFINITION OF "PRINCIPAL DISTRIBUTION AMOUNT" IN THE ORIGINAL INDENTURE. The definition of "Principal Distribution Amount" in the Original Indenture is hereby amended by deleting the clause "and on the October 25, 2005 Quarterly Distribution Date, any amount transferred to the Collection Fund from the Capitalized Interest Fund on that Quarterly Distribution Date" at the end of the first sentence thereof.

        SECTION 2.02. AMENDMENT TO SECTION 5.03 OF THE ORIGINAL INDENTURE.
Section 5.03 of the Original Indenture is hereby amended by deleting the clause "and any such amount transferred shall be an addition to the Class A Principal Distribution Amount for the October 2005 Quarterly Distribution Date" at the end of such Section.

        SECTION 2.03. EFFECT OF THIS FIRST SUPPLEMENTAL INDENTURE. The effect of this First Supplemental Indenture will be to reduce the Principal Distribution Amount on the July 25, 2007 Quarterly Distribution Date by $16,508,085 (and to reduce the Principal Distribution Amount on any future Quarterly Distribution Date until the $16,508,085 amount is eliminated).

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                                  ARTICLE III

                                  MISCELLANEOUS

        SECTION 3.01. FIRST SUPPLEMENTAL INDENTURE CONSTRUED WITH ORIGINAL INDENTURE. All of the provisions of this First Supplemental Indenture shall be deemed to be and construed as part of the Original Indenture to the same extent as if fully set forth therein.

        SECTION 3.02. ORIGINAL INDENTURE AS SUPPLEMENTED TO REMAIN IN EFFECT. Save and except as herein supplemented by this First Supplemental Indenture, the Original Indenture shall remain in full force and effect.

        SECTION 3.03. SEVERABILITY. In any section, paragraph, clause or provision of this First Supplemental Indenture shall for any reason be held to be invalid or unenforceable, the invalidity or unenforceability of such section, paragraph, clause or provision shall not affect any of the remaining provisions of this First Supplemental Indenture.

        SECTION 3.04. CONFIRMATION OF ACTIONS. All action (not inconsistent with the provisions of this First Supplemental Indenture) heretofore taken by the Issuer, directed toward the transaction contemplated by this First Supplemental Indenture is hereby ratified, approved and confirmed.

        SECTION 3.05. GOVERNING LAW. This First Supplemental Indenture shall be construed in accordance with the laws of the State of New York.

        SECTION 3.06. EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same instrument.


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        IN WITNESS WHEREOF, the Issuer has caused this First Supplemental
Indenture to be executed in its organizational name and behalf by its Delaware Trustee, and the Trustee, to evidence its acceptance of the trusts hereby created, has caused this First Supplemental Indenture to be executed in its organizational name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer and the Trustee have caused this First Supplemental Indenture to be dated as of the date herein above first shown.

                                        NELNET STUDENT LOAN TRUST 2004-4,
                                        a Delaware statutory trust

                                        By: WILMINGTON TRUST COMPANY, not in its
                                            individual capacity or personal
                                            capacity but solely in its capacity
                                            as Delaware Trustee



                                        By     /s/ ERWIN SORIANO
                                           -------------------------------------
                                        Name       Erwin Soriano
                                             -----------------------------------
                                        Title
                                              ----------------------------------


                                        ZIONS FIRST NATIONAL BANK, as Trustee



                                        By      /s/ DAVID W. BATA
                                           -------------------------------------
                                            David W. Bata, Vice President


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